Exhibit 10.1

February 13, 2024

KULR Technology Group, Inc.

4863 Shawline Street

San Diego, CA 92111

Email: Michael.Mo@kulrtechnology.com

Dear Sirs:

I am writing on behalf of YA II PN, Ltd (the “Investor”), which is managed by Yorkville Advisors Global, L.P. Reference is made to the August 30, 2023 Letter Agreement (as amended on November 6, 2023, December 19, 2023, and January 9, 2024, the “August Letter Agreement”), entered into between KULR Technology Group, Inc, a Delaware corporation (the “Company”) and the Investor, which August Letter Agreement amended and supplemented that certain Supplemental Agreement dated September 23, 2022 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement or the August Letter Agreement, as applicable.

This letter agreement, being entered into by the parties hereto on the date set forth above, is intended to memorialize the current understanding between the Company and Investor.

In consideration of the promises set forth herein, the Investor agrees to extend all payment due dates (being the December Payment, the February Payment, and the April Payment) and to defer all such payment obligations under the August Letter Agreement until December 31, 2024 (the "Extended Maturity Date”). The Company hereby agrees to use its best efforts to periodically conduct financing transactions between the date hereof and the Extended Maturity Date. In connection with any such financing transactions, the Company shall give the Investor the option to receive up to 50% of the net proceeds from such other transactions to make early repayments of amounts owed to the Investor, until all such amounts have been repaid in full. In furtherance of the foregoing, the Company is committed to continuing to make incremental payments towards the outstanding amounts owed to the Investor, which outstanding principal amount is currently $4,894,664, over six months beginning on March 1, 2024.

The parties further agree that any prior agreement of the Investor to refrain from, or limit, requesting Advances shall be terminated as of the date hereof.

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YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
	Name:	Matt Beckman
	Title:	Member

Agreed and accepted by:

KULR Technology Group, Inc.

By:	/s/ Michael Mo
Name:	Michael Mo
Title:	Chief Executive Officer

cc: Sichenzia Ross Ference Carmel LLP

via Email: jyamamoto@srfc.law